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                                                                       Exhibit 5


                              Debevoise & Plimpton
                                875 Third Avenue
                            New York, New York 10022
                                 (212) 909-6000


                                                             September 25, 1997


Phelps Dodge Corporation
2600 N. Central Avenue
Phoenix, AZ 85004-3014

                            Phelps Dodge Corporation
                       Registration Statement on Form S-3
                             (filed September 25, 1997)

Ladies and Gentlemen:

            We have acted as counsel to Phelps Dodge Corporation, a New York corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the Company's Registration Statement and Post-Effective Amendment No. 1 (filed September 25, 1997) on Form S-3 (the "Registration Statement"), and the prospectus included therein (the "Prospectus"), relating to the proposed issuance from time to time of debt securities ("Debt Securities") in one or more series in an aggregate principal amount of up to $500,000,000 (or (i) its equivalent (based on the applicable exchange rate at the time of issue), if Debt Securities are issued with principal amounts denominated in one or more foreign or composite currencies or currency units as shall be designated by the Company, or (ii) such greater amount, if Debt Securities are issued at an original issue discount, as shall result in aggregate proceeds of U.S. $500,000,000 to the Company) under an Indenture, dated as of September 22, 1997 (together with any supplements or amendments thereto, the "Indenture"), from the Company to The Chase
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Phelps Dodge Corporation                 2                   September 25, 1997



Manhattan Bank, as trustee (together with any successor or additional trustee named under the Indenture, the "Trustee").

            In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

            Based upon the foregoing, we are of the following opinion:

            1. The Company is validly existing as a corporation in good standing under the laws of the State of New York.

            2. When (a) the Indenture shall have been duly executed and delivered by the Company and the Trustee, (b) the issuance, execution and delivery by the Company of any of the Debt Securities shall have been duly authorized by all necessary corporate action of the Company and (c) such Debt Securities shall have been duly executed and delivered by the Company, authenticated by the Trustee and sold as contemplated by each of the Registration Statement, the Prospectus, the supplement or supplements to the Prospectus relating to such Debt Securities and the Indenture, assuming that the terms of such Debt Securities are in compliance with then applicable law, such Debt Securities will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

            Our opinion expressed above is limited to the federal laws of the United States of America and the laws of the State of New York.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus. In giving such consent, we do not thereby concede that we are within the
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Phelps Dodge Corporation                  3                  September 25, 1997


category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                                    Very truly yours,

                                                    /s/ Debevoise & Plimpton